UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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☐	Preliminary Information Statement ☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement
DEXTERITY SURGICAL, INC.
(Name of Registrant as Specified in Its Charter)
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WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

DEXTERITY SURGICAL, INC.
Room 42, 4F
New Henry Nursing House
10 Ice House Street
Central, Hong Kong

INFORMATION STATEMENT

This Information Statement (this “Information Statement”) is being furnished to all holders of shares of common stock, par value $0.001 per share (“Common Stock”) of record at the close of business on February 4, 2008 (collectively, the “Stockholders”) of Dexterity Surgical, Inc., a Delaware corporation (the “Company”), with respect to certain corporate actions of the Company. This Information Statement is first being provided to the Stockholders on or about February 4, 2008.

The corporate actions involve one (1) proposal (the “Proposal”) providing for the following:

1. To approve a name change of the Company to China INSOnline Corp.

ONLY THE STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON FEBRUARY 4, 2008 ARE ENTITLED TO NOTICE OF THE PROPOSAL. A PRINCIPAL STOCKHOLDER WHO HOLDS IN EXCESS OF FIFTY PERCENT (50%) OF THE COMPANY’S SHARES OF VOTING CAPITAL STOCK ENTITLED TO VOTE ON THE PROPOSAL HAS INDICATED ITS INTENTION TO VOTE IN FAVOR OF THE PROPOSAL. AS A RESULT, THE PROPOSAL WILL BE APPROVED WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER STOCKHOLDER OF THE COMPANY. THIS ACTION IS EXPECTED TO BE TAKEN NOT LESS THAN TWENTY (20) DAYS FROM THE MAILING OF THIS INFORMATION STATEMENT, BUT AS SOON THEREAFTER AS PRACTICABLE.

BY ORDER OF THE BOARD OF DIRECTORS

/s/Junjun Xu
Junjun Xu, Chief Executive Officer

Central, Hong Kong
February 4, 2008

DEXTERITY SURGICAL, INC.
Room 42, 4F, New Henry House
Ice House Street
Central, Hong Kong
_________________________

INFORMATION STATEMENT
_________________________

This Information Statement (this “Information Statement”) contains information related to certain corporate actions of Dexterity Surgical, Inc., a Delaware corporation (the “Company”), and is expected to be mailed on or about February 4, 2008 to all holders of the voting capital stock of the Company, which includes all holders of common stock, par value $0.001 per share (“Common Stock”) of record at the close of business on February 4, 2008 (collectively, the “Stockholders”).

ABOUT THE INFORMATION STATEMENT

What Is The Purpose Of The Information Statement?

This Information Statement is being provided pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, to notify the Stockholders, as of the close of business on February 4, 2008 (the “Record Date”), of the corporate actions expected to be taken pursuant to the written consent of a certain principal stockholder. Specifically, a holder of our Common Stock is expected to act upon certain corporate matters outlined in this Information Statement, which action is expected to take place on February 4, 2008, consisting of: the approval to change the Company’s name to China INSOnline Corp. (the “Proposal”).

Who Is Entitled To Notice?

All holders of shares of Common Stock of record on the close of business on the Record Date will be entitled to notice of each matter to be voted upon by the principal stockholder pursuant to the written consent of the principal stockholder. Specifically, a principal stockholder of our Common Stock has indicated it will vote in favor of the Proposal on February 4, 2008. Under Delaware corporate law, all the activities requiring stockholder approval may be taken by obtaining the written consent and approval of more than fifty percent (50%) of the holders of voting stock in lieu of a meeting of the stockholders. Because the principal stockholder is entitled to cast 26,400,000 shares of Common Stock (which such shares are equal to 66% of the total issued and outstanding voting capital stock of the Company on the Record Date), no action by the minority stockholders in connection with the Proposal set forth herein is required.

Who Is The Principal Stockholders And How Many Votes Is It Entitled to Cast?

A principal stockholder holding 26,400,000 shares of Common Stock is entitled to cast a number of votes equal to 66% of the total issued and outstanding shares of voting capital stock of the Company on the Record Date.

What Corporate Matters Will The Principal Stockholder Vote For And How Will It Vote?

A principal stockholder that holds 66% of the total issued and outstanding voting capital stock of the Company on the Record Date holds a majority of the issued and outstanding voting capital stock required to vote on the matter. It has indicated that it will vote for the following:

•	For the approval to change the name of the Company to China INSOnline Corp. (see page 7 herein).

What Is The Recommendation of the Board of Directors?

The recommendation of our Board of Directors (the “Board”) is set forth below together with the description of the item in this Information Statement. In summary, the Board recommends a vote:

•	For the approval to change the name of the Company to China INSOnline Corp. (see page 7 herein).

What Vote Is Required To Approve The Proposal?

Corporate Name Change.  For the Proposal to change the name of the Company to China INSOnline Corp., a vote of a majority of the voting capital stock is required for approval of the Proposal. As a result, a vote to approve this Proposal by the principal stockholder holding 66% of the total voting capital stock of the Company on the Record Date, is sufficient to approve the Proposal.

A principal stockholder has indicated an intention to vote in favor of the Proposal, and the number of shares of Common Stock within its voting control as of the Record Date is listed below. The following principal stockholder is entitled to cast 26,400,000 shares of Common Stock, or 66% of the shares of voting capital stock as of the Record Date and accordingly, has sufficient shares to approve the Proposal:

TITLE OF CLASS	NAME AND ADDRESS	AMOUNT AND NATURE OF OWNERSHIP	PERCENTAGE OF CLASS(1)

Common	Newise Century Inc. OMC Chamber, P.O. Box 3152 Road Town, Tortola British Virgin Islands	26,400,000	66%

______________________
(1)
Applicable percentages of ownership of are based on 40,000,000 shares of Common Stock outstanding on February 4, 2008. Beneficial ownership is determined in accordance within the rules of the SEC and generally includes voting of investment power with respect to the securities. Shares subject to securities exercisable or convertible into shares of Common Stock that are currently exercisable or exercisable within sixty (60) days of February 4, 2008 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth each person known by us to be the beneficial owner of five (5%) percent or more of our Common Stock, all directors individually and all directors and officers as a group as of the date of the Record Date. Each person named below has sole voting and investment power with respect to the shares shown unless otherwise indicated.

Name and Address of Beneficial Owner(1)	Amount of Direct Ownership	Amount of Indirect Ownership	Total Beneficial Ownership	Percentage of Class(2)

Zhenyu Wang, Chairman of the Board	0	16,008,960 (3)	16,008,960 (3)	40.02%

Junjun Xu, Chief Executive Officer and Director	0	5,280,000 (4)	5,280,000 (4)	13.20%

Mingfei Yang, Chief Financial Officer	0	0	0	0%

Yuefeng Wang, Director	0	0	0	0%

Yi nan Zhang, Director	0	0	0	0%

Xueyuan Han, Director	0	792,000 (5)	792,000 (5)	1.98%

Edith Kam Ying Ho, Director	0	0	0	0%

Chunsheng Zhou, Director	0	0	0	0%

ALL DIRECTORS AND OFFICERS AS A GROUP (8 PERSONS):	0	22,080,960	22,080,960	55.20%

Newise Century Inc.
OMC Chamber, P.O, Box3152
Road Town, Tortola
British Virgin Islands	26,400,000	0	26,400,000	66%

Rosetta Granite, Inc.
c/o Heskett & Heskett, LLP
501 S. Johnstone Avenue
Suite 501
Bartlesville, OK 74003	7,545,873	0	7,545,873	18.86%

Yanling Chen
Room 704, Zhenxing District Yijing Street, 33# No.2, Dandong City, Liaoning Province, China	0	2,999,040(6)	2,999,040(6)	7.46%

(1) Unless otherwise noted, each beneficial owner has the same address as DEXT.
(2) Applicable percentage of ownership is based on 40,000,000 shares of our Common Stock outstanding as of the date of the Record Date, together with securities exercisable or convertible into shares of Common Stock within sixty (60) days of the date of the Record Date for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and Insider trading regulations - percentage computation is for form purposes only.

(3) Zhenyu Wang, DEXT’s Chairman of the Board, owns 60.64% of Newise Century Inc., which owns 26,400,000 shares of Common Stock. Therefore, Zhenyu Wang may be considered to beneficially own 16,008,960 shares.

(4) Junjun Xu, DEXT’s Chief Executive Officer and a Director of DEXT, owns twenty percent (20%) of Newise Century Inc., which owns 26,400,000 shares of Common Stock. Therefore, Junjun Xu may be considered to beneficially own 5,280,000 shares.

(5) Xueyuan Han, a Director of DEXT, owns three percent (3%) of Newise Century Inc., which owns 26,400,000 shares of Common Stock. Therefore, Xueyuan Han may be considered to beneficially own 792,000 shares.

(6) Yanling Chen owns 11.36% of Newise Century Inc., which owns 26,400,000 shares of Common Stock. Therefore, Yanling Chen may be considered to beneficially own 2,999,040 shares.

PROPOSALS BY SECURITY HOLDERS

No security holder has requested the Company to include any additional proposals in this Information Statement.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

(a) No officer or Director of the Company has any substantial interest in the matters to be acted upon, other than his role as an officer or Director of the Company.

(b) No Director of the Company has informed the Company that he intends to oppose the proposed actions to be taken by the Company as set forth in this Information Statement.

ADDITIONAL INFORMATION

Additional information concerning Emerge Capital Corp., including its annual and quarterly reports filed with the SEC, may be accessed through the SEC’s EDGAR archives at http://www.sec.gov.

PROPOSAL - CHANGE THE COMPANY’S NAME TO CHINA INSONLINE CORP.

Our Company’s Board proposes to change our Company’s name from Dexterity Surgical, Inc. to China INSOnline Corp.

Purpose of Changing the Name of the Company to China INSOnline Corp.

On December 18, 2007 (the “Closing Date”), the Company entered into a Share Exchange Agreement with Rise and Grow Limited, a Hong Kong limited company (“Rise & Grow”) and Newise Century Inc., a British Virgin Islands company and sole stockholder of Rise & Grow (the “Stockholder”). As a result of the share exchange, the Company acquired all of the issued and outstanding securities of Rise & Grow, an inactive holding company, from the Stockholder in exchange for Twenty-Six Million Four Hundred Thousand (26,400,000) newly-issued shares of Common Stock representing 73.94% of the issued and outstanding Common Stock as of the Closing Date. As a result of the Exchange, Rise & Grow became our wholly-owned and chief operating subsidiary.

Rise & Grow is the sole stockholder of Zhi Bao Da Tong (Beijing) Technology Co. Ltd. (“ZBDT”), a company formed under the laws of the People’s Republic of China (the “PRC”) and doing business in the PRC. ZBDT was formed by Rise & Grow with the purpose of developing computer and network software and related products and to promote the development of high-tech industries in the field of Chinese information technology. It does this by controlling, through an Exclusive Technical Consulting and Service Agreement and related transaction documents dated as of September 28, 2007 (collectively, the “Service Agreements”, each of which are attached as Exhibits to the Company’s Current Report on Form 8-K as filed with the SEC on December 20, 2007), Beijing Zhi Yuan Tian Xia Technology Co., Ltd., a limited liability company duly established on October 8, 2006 and validly existing under the PRC (“Zhiyuan”).

In compliance with the PRC’s foreign investment restrictions on Internet information services and other laws and regulations, we conduct all of our Internet information and media services and advertising in China through Zhiyuan, a domestic Variable Interest Entity (“VIE”), as its primary beneficiary. In accordance with FASB Interpretation No. 46R “Consolidation of Variable Interest Entities” (“FIN 46R”), an Interpretation of Accounting Research Bulletin No. 51, a VIE is to be consolidated by a company if that company is subject to a majority of the risk of loss for the VIE or is entitled to receive a majority of the VIE’s residual returns. Upon executing the Service Agreements, Zhiyuan is now considered a VIE and ZBDT its primary beneficiary.

From and after the Closing Date, the operations of Rise & Grow, through its operating subsidiary, ZBDT, which acts as the primary beneficiary of Zhiyuan, are the only operations of the Company. Therefore, the Board believes that it is in the Company’s best interest to have the Company change its name in light of the fact that the name China INSOnline Corp. more accurately reflects the business and operations of Zhiyuan.

Certificate of Incorporation

The Company shall file with the Secretary of State of the State of Delaware an amendment to its Certificate of Incorporation which shall indicate the new name of the Company to be China INSOnline Corp.

Recommendation Of The Board of Directors

Our Board unanimously recommended a vote “FOR” the approval to change the Company’s name from Dexterity Surgical, Inc. to China INSOnline Corp.

Dissenters’ Right of Appraisal

Under Delaware law and our Certificate of Incorporation and Bylaws, no stockholder has any right to dissent to the proposed amendment to change the name of our Company to China INSOnline Corp., and no stockholder is entitled to appraisal of or payment for their shares of our stock.

No Voting Of Stockholders Required

We are not soliciting any votes with regard to the proposal to change the company name from Dexterity Surgical, Inc. to China INSOnline Corp.  The principal stockholder that has indicated an intention to vote in favor of this Proposal holds the total issued and outstanding shares of voting capital stock and accordingly, such principal stockholder has sufficient shares to approve the Proposal.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one (1) Information Statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. The Company shall deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the documents was delivered. A security holder can notify the Company that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to the Company at Room 42, 4F, New Henry House, 10 Ice House Center, Central, Hong Kong; or by calling the Company at (011) 00852-25232986 and requesting a copy of the Information Statement. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future Information Statements and annual reports.

By Order of the Board of Directors

/s/ Junjun Xu
Name: Junjun Xu
Title: Chief Executive Officer

Central, Hong Kong
February 4, 2008